Independent Auditors' Consent

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Amended and Restated 1994 Management Stock Option Plan of our report dated May 23, 2002 relating to the consolidated financial statements of The Singing Machine Company, Inc. and Subsidiary, included in its Annual Reports on Form 10-KSB and Form 10-KSB/A for the fiscal year ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 13, 2002